Exhibit 99.2

VALLEY FORGE SCIENTIFIC CORP.                                  SYNERGETICS, INC.
3600 Horizon Drive                                   3845 Corporate Centre Drive
King of Prussia, Pennsylvania  19406                   O'Fallon, Missouri  63368
(484) 690-9000                                                    (636) 939-5100
http://www.vlfg.com                                http://www.synergeticsusa.com
Attn:  Jerry L. Malis,                                   Attn:  Pamela G. Boone,
President and CEO                                        Chief Financial Officer


      VALLEY FORGE SCIENTIFIC CORP. AND SYNERGETICS, INC. ANNOUNCE APPROVAL
            BY VALLEY FORGE SHAREHOLDERS OF THEIR MERGER TRANSACTION

KING OF PRUSSIA, PA and O'FALLON, MO, September 19, 2005 -- Valley Forge Scientific Corp. (NASDAQ: VLFG; BSE: VLF) and Synergetics, Inc., a privately-held corporation, announced today that the Valley Forge shareholders at their Annual Meeting of Shareholders approved the following: the issuance of 15,973,912 shares of Valley Forge common stock, or approximately 66 percent of the combined company's outstanding shares on a fully diluted basis, in connection with the merger with Synergetics; the election of seven directors to serve after the consummation of the merger; and all other proposals voted upon at Annual Meeting of Shareholders, including all of the proposals that are conditions to the consummation of the merger.

         Valley Forge and Synergetics expect to close the merger transaction as soon as practicable, subject to the satisfaction or waiver of all other closing conditions to the merger. Upon consummation of the merger, the members of the Valley Forge board of directors will be Gregg D. Scheller, Kurt W. Gampp, Jr., Jerry L. Malis, Guy R. Guarch, Larry C. Cardinale, Robert H. Dick and Juanita H. Hinshaw.

About Synergetics, Inc.
Synergetics designs, manufactures and markets medical devices for use in ophthalmic surgery and neurosurgery. Synergetics' products are designed and manufactured to support micro or minimally invasive surgical procedures. In addition to Synergetics' surgical devices and equipment, it also designs and manufactures disposable and non-disposable supplies and accessories for use with such devices and equipment. Synergetics sells its products primarily to hospitals, clinics and surgeons in approximately 70 countries.

About Valley Forge Scientific
Valley Forge is a medical device company that develops, manufactures and sells medical devices for use in surgery and other healthcare applications. Its core business involves the sale of bipolar electrosurgical generators and other generators, based on its DualWaveTM technology, and complementary instrumentation and disposable products. Their current line of products is used in neurosurgery, spine surgery, pain control and in dental applications.

Forward-Looking Statements
Some statements in this release may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but
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not limited to: the effects of local and national economic, credit and capital market conditions on the economy in general, and on the medical device industry in particular, and the effects of foreign exchange rates and interest rates; the ability to obtain or meet the closing conditions in the merger agreement between Valley Forge and Synergetics, and to otherwise complete the merger in a timely manner; the ability to timely and cost-effectively integrate the operations and management of Valley Forge and Synergetics; the ability to realize the synergies and other perceived advantages resulting from the merger; the ability to retain and attract key personnel both before and after the merger; the ability of each company to successfully execute its business strategies; the extent and timing of market acceptance of new products or product indications; the ability of each company to procure, maintain, enforce and defend its patents and proprietary know how; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; the ability of the combined company to continue to increase customer loyalty; the ability to recoup costs of capital investments through higher revenues; environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to the combined company's properties; acts of war or terrorism incidents; the effects of operating and market competition; and other important factors disclosed previously and from time to time in the combined company's filings with the SEC and in the Joint Proxy Statement/Prospectus filed by Valley Forge and Synergetics with the SEC. Valley Forge undertakes no obligation to update these forward-looking statements.